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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 Newport Center Drive, Suite 1600
                             Newport Beach, CA 92660
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100
DIRECT DIAL: (949) 725-4150                           SAN FRANCISCO OFFICE
BFRYDMAN@SYCR.COM                               44 MONTGOMERY STREET, SUITE 2950
                                                SAN FRANCISCO, CALIFORNIA 94104
                                                  TELEPHONE (415) 283-2240
                                                  FACSIMILE (415) 283-2255

                                November 3, 1999

Collectors Universe, Inc.
Alton-Deere Plaza, Suite 100
1936 East Deere Street
Santa Ana, California  92705

         Re: Registration Statement on Form S-1; Registration No.333-86449

Dear Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1, Registration No. 333-86449, filed by you with the Securities and Exchange Commission (the "Commission") on September 2, 1999 (as amended by Amendment Nos. 1 and 2 thereto and as may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of your common stock (the "Shares"). The Shares, which include up to 600,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         Based on the foregoing, and assuming completion of proceedings taken in order to permit the sale and issuance of the Shares to be carried out in accordance with the securities laws of various states, where required, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.

                                                Respectfully submitted,

                                                STRADLING YOCCA CARLSON & RAUTH